UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

Viva International, Inc.

(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2006, Viva International, Inc. (the “Company”), and Cambridge Partners, LLC (the “Consultant”), entered into a Consulting Services Agreement under which the Consultant agrees to (i) manage and facilitate the process of the Company and its forty-nine percent (49%) subsidiary, Viva Air Dominicana, S.A., becoming separately listed on the Frankfurt Stock Exchange and (ii) to commit to the oversight and management of the allocation of proceeds to the Company which shall go toward designated corporate purposes, which proceeds are expected to be generated from the private sale through registered broker dealers (the “Private Sale” or collectively the “Private Sales”) of up to twenty million (20,000,000) shares of common stock of the Company in up to ten (10) tranches of two million (2,000,000) shares per tranche (each separately, a “Tranche”) at an average minimum gross proceeds of $500,000 per Tranche, in exchange for twenty percent (20%) of any proceeds generated from the Private Sales (the “Agreement”).

The Agreement will enable the Company to receive eighty percent (80%) of the proceeds generated from the Private Sales subject to the Company’s entry into loan agreements with individual sellers, the terms of which will be negotiated on an individual basis but which will require a minimum term of one year following their execution, to any shareholder selling shares through a Private Sales for up to the amount of the amount of the Private Sale proceeds lent to the Company. The agreement further requires that the Company establish a plan to explore the feasibility of a contemplated spin out of its subsidiary, Eastern Caribbean Airlines, Inc., to the Company’s shareholders and to reconstruct the Board of Directors of the Company.

Additionally, on August 21, 2006, the Company engaged The Otto Law Group, PLLC, to provide legal assistance with the Company’s securities, corporate finance issues and investor issues, assistance with the Company’s corporate organization and corporate governance, and with contractual and other matters relating to the Company’s operations and financing for which the Company shall provide Otto Law with a retainer in the amount of Fifty thousand dollars ($50,000 USD) or one million (1,000,000) shares of Common Stock of the Company, at the Company’s option.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2006, the Board of Directors of the Company appointed Cal Humphrey to the Board of Directors. The Board does not expect to name Mr. Humphreys to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four day from when this information becomes available.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.1	Consulting Services Agreement between Viva International, Inc., and Cambridge Partners, LLC	Filed herewith.

10.2	Engagement Agreement between Viva International, Inc., and The Otto Law Group. PLLC	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVA INTERNATIONAL, INC.
(Company)

/s/ Rodolfo J. Dominguez

By: Rodolfo J. Dominguez

Its: President

Date: August 25, 2006

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